UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
October 31, 2018

BUNGE LIMITED
(Exact Name of Registrant as Specified in its Charter)

Bermuda
(State of Incorporation)

001-16625	98-0231912
(Commission File Number)	(IRS Employer Identification Number)

50 Main Street
White Plains, New York	10606
(Address of principal executive offices)	(Zip Code)

(914) 684-2800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On October 31, 2018, Bunge Limited (the “Company”) entered into a cooperation agreement (the “CGC Cooperation Agreement”) with Continental Grain Company, a Delaware corporation (“CGC”), and Mr. Paul Fribourg, the Chairman and Chief Executive Officer of CGC, and a separate cooperation agreement (the “D. E. Shaw Cooperation Agreement” and, together with the CGC Cooperation Agreement, the “Cooperation Agreements”) with D. E. Shaw Valence Portfolios, L.L.C., a Delaware limited liability company, and D. E. Shaw Oculus Portfolios, L.L.C., a Delaware limited liability company (such limited liability companies collectively, the “D. E. Shaw Parties”).

Pursuant to the Cooperation Agreements, the Company agreed to appoint Mr. Fribourg, Mr. Gregory Heckman and Mr. Henry W. “Jay” Winship (collectively, the “New Directors”) to the board of directors of the Company (the “Board”) effective immediately, each with a term expiring at the Company’s 2019 annual general meeting of shareholders (the “2019 AGM”).  Additionally, pursuant to the Cooperation Agreements, the Company, CGC and the D. E. Shaw Parties have agreed to cooperate in good faith to agree as promptly as practicable upon one additional director to be appointed to the Board from a list of four candidates to be identified no later than November 30, 2018, two of whom shall be identified jointly by the D. E. Shaw Parties and CGC and two of whom shall be identified by the Company (“Candidate List”).  In the event that the parties agree on the additional director to be appointed to the Board (the “Mutually Agreed Independent Director”) by December 20, 2018, the Board will promptly increase the size of the Board’s membership by one and appoint the Mutually Agreed Independent Director as a director of the Company with a term expiring at the 2019 AGM.  In the event that the parties do not agree on a Mutually Agreed Independent Director by December 20, 2018, then (i) the D. E. Shaw Parties and CGC will have the right to jointly designate one candidate from the Candidate List (the “Additional Investors Independent Director”) and the Board will promptly increase the size of the Board’s membership by one and appoint the Additional Investors Independent Director as a director of the Company with a term expiring at the 2019 AGM and (ii) subsequent to such appointment, the Company will have the right to designate one of the remaining candidates from the Candidate List (the “Additional Company Independent Director”) and, in the Company’s sole discretion, (A) include the Additional Company Independent Director on its slate of nominees for election of directors at the 2019 AGM or (B) appoint the Additional Company Independent Director to fill the vacancy created by the resignation of any director of the Board (other than any New Director) prior to the 2019 AGM.  Any Mutually Agreed Independent Director or Additional Investors Independent Director will be deemed a New Director under the Cooperation Agreements.  Each Cooperation Agreement further provides that, subject to the terms of the Cooperation Agreements, each New Director will be nominated as a candidate for reelection to the Board at the 2019 AGM for a term expiring at the Company’s 2020 annual general meeting of shareholders.

Under the terms of each Cooperation Agreement, the Company has also agreed to form a Strategic Review Committee of the Board to conduct a strategic review of the business of the Company and make recommendations to the Chief Executive Officer of the Company and thereafter to the Board with respect to the strategic direction of the Company, its businesses and opportunities to enhance shareholder value.  The Strategic Review Committee will be comprised of six members, three of whom will be designated by the D. E. Shaw Parties and CGC and the remaining three of whom will be designated by the Board.  The initial members of the Strategic Review Committee will be Mr. Fribourg, Mr. Heckman, Mr. Winship, Mr. Andrew Ferrier, Ms. Kathleen Hyle  and Mr. Mark Zenuk.  During the standstill period described below, for so long as Mr. Fribourg is a director on the Board, Mr. Fribourg will be the chairperson of the Strategic Review Committee; in all other circumstances, the Corporate Governance and Nominations Committee will designate a New Director as the chairperson of the Strategic Review Committee.

Under the terms of the Cooperation Agreements, each of CGC, Mr. Fribourg and the D. E. Shaw Parties has agreed to certain standstill provisions through the date that is 30 calendar days prior to the expiration of the advance notice period for the nomination of directors for election at the Company’s 2020 annual general meeting of shareholders.  The Company and each of CGC, Mr. Fribourg and the D. E. Shaw Parties have also agreed to mutual non-disparagement provisions for the duration of the standstill period.

In addition, each of CGC and the D. E. Shaw Parties has agreed that at each annual or special general meeting of shareholders of the Company held prior to the expiration of the standstill period, they will vote (and cause their respective affiliates to vote) all of their shares in favor of the election of directors nominated by the Board and in accordance with the Board’s recommendations on routine matters.  On all other matters, CGC has agreed to vote either (A) as recommended by the Board or (B) in direct proportion to the manner in which all of the Company’s shareholders (other than the parties to the Cooperation Agreements and their affiliates) vote, in its discretion.  In the event of certain transactions that would result in a change of control of the Company (each an “Extraordinary Transaction”), the D. E. Shaw Parties may vote in their discretion, regardless of the Board’s recommendation.  On all matters other than director elections, routine matters and Extraordinary Transactions, the D. E. Shaw Parties have agreed to vote either (A) as recommended by the Board or (B) in direct proportion to the manner in which all of the Company’s shareholders (other than the parties to the Cooperation Agreements and their affiliates) vote, in their discretion.

The foregoing description is a summary of the Cooperation Agreements, does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Cooperation Agreements, copies of which are filed herewith as Exhibit 10.1 and Exhibit 10.2 and incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference in this Item 5.02.

Effective October 31, 2018, each of Mr. Fribourg, Mr. Heckman and Mr. Winship was appointed as a director of the Company, Mr. Fribourg was appointed to the Finance and Risk Policy Committee of the Board, Mr. Winship was appointed to the Compensation Committee of the Board, and Mr. Heckman was appointed to the Corporate Governance and Nominations Committee of the Board.

In addition, effective October 31, 2018, the Company established the Strategic Review Committee and appointed as its initial members: Mr. Fribourg, Mr. Heckman, Mr. Winship, Mr. Ferrier, Ms. Hyle and Mr. Zenuk, with Mr. Fribourg appointed as the chairperson of such committee.

Mr. Fribourg, Mr. Heckman and Mr. Winship will be entitled to the same compensation, indemnification and other benefits as the Company’s other non-employee directors.

As noted above, Mr. Fribourg is the Chairman and Chief Executive Officer of CGC.  From time to time over the past three years, the Company has engaged in ordinary course commercial transactions with a majority-owned subsidiary of CGC, as well as other affiliates and investments of CGC.  These transactions represented less than 0.5% of the Company’s consolidated revenues in each year.

Item 7.01	Regulation FD Disclosure.

A copy of the press release issued by the Company on October 31, 2018 relating to the matters described in Items 1.01 and 5.02 of this Current Report on Form 8-K is filed herewith as Exhibit 99.1 and incorporated herein by reference.

The information in this Item 7.01 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d)          Exhibits.

Exhibit	Description

10.1	Cooperation Agreement, dated October 31, 2018, by and among Bunge Limited, Continental Grain Company and Paul Fribourg.

10.2	Cooperation Agreement, dated October 31, 2018, by and among Bunge Limited, D. E. Shaw Valence Portfolios, L.L.C and D. E. Shaw Oculus Portfolios, L.L.C..

99.1	Press Release issued by Bunge Limited on October 31, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUNGE LIMITED

Dated: October 31, 2018	By:	/s/ Carla L. Heiss
Name: Carla L. Heiss
Title: Deputy General Counsel and Secretary